EXHIBIT 99.1

U.S. AUTO PARTS NETWORK, INC. REPORTS FOURTH QUARTER RESULTS

•	Net sales were $45.8 million, up 35.5% year over year.
•	Adjusted EBITDA $3.4 million.
•	Gross margin 36.0%.

CARSON, California, February 24, 2010 ― U.S. Auto Parts Network, Inc. (NASDAQ: PRTS), the largest online provider of automotive aftermarket parts and accessories, today reported record net sales for the fourth quarter ended January 2, 2010 of  $45.8 million, an increase of $12.0 million or 35.5% over Q4 2008 net sales of $33.8 million.  Q4 2009 net income was $0.6 million or $0.02 per diluted share, an increase of $4.1 million over Q4 2008. The Company generated Adjusted EBITDA of $3.4 million for the quarter compared to $0.6 million for Q4 2008. For further information regarding Adjusted EBITDA, including a reconciliation of Adjusted EBITDA to net income (loss), see non-GAAP Financial Measures below.

For the year, net sales for 2009 were $176.3 million, an increase of 14.9% from $153.4 million for 2008. Net income for the year 2009 was $1.3 million, or $0.04 per diluted share which includes a non-cash charge for stock option forfeitures of $1.3 million net of tax or $0.04 per diluted share. This compares to a net loss of $16.9 million, or $0.57 per diluted share for 2008 which includes a non-cash impairment charge for goodwill and intangibles of $14.0 million or $0.47 per diluted share. Diluted EPS for the years ended January 2, 2010 and December 31, 2008 included amortization expense related to intangibles of $0.7 million or $0.02 per diluted share and $5.0 million or $0.17 per diluted share, respectively.   The Company generated adjusted EBITDA of $13.1 million in 2009 compared to $5.2 million in 2008.  Adjusted EBITDA excludes share-based compensation expense of $4.0 million in 2009 and $2.9 million in 2008.

“We are pleased to report our second consecutive quarter of strong double digit growth and even more excited that our sales growth percentage continued to accelerate in our seasonally weakest quarter,” stated Shane Evangelist, Chief Executive Officer.  “We completed the year with quarterly EBITDA of at least $3.0 million in every quarter and added to our cash despite investing to overhaul our back office systems; launch an upgraded order management platform; and open a new East Coast distribution facility. We also made great progress with our strategic growth initiatives: private label parts and AutoMD. At year end, we had approximately 1,800 private label hard parts in our warehouse with another 2,200 SKUs on order and we continue to be pleased with the results so far.  Last month, we officially launched AutoMD.com (www.AutoMD.com) with the objective to become the most complete and unbiased free online automotive repair resource designed to empower car owners with the best and most affordable way to repair their vehicles.”

“Looking forward, we expect to see more people going online to research and purchase auto parts and DIY market growth trends to continue. We made great progress in 2009 improving our customer experience and from this foundation we will look to leverage our operating results in 2010,” continued Evangelist.

Q4 2009 Financial Highlights

•
Net sales for Q4 2009 increased by 35.5% from Q4 2008. Online sales for Q4 2009 increased 36.0% and offline sales increased by 31.2% compared to Q4 2008.  The increase in online sales resulted from a 28% improvement in conversion and 9.6% growth in unique visitors.

•
Gross profit for Q4 2009 was $16.5 million up 36.4% from Q4 2008’s gross profit of $12.1 million. Gross margin was flat with Q4 2008 at 36.0% of net sales. Gross margin was favorably impacted by reduced freight costs that were offset by strategic pricing initiatives.

•
Online advertising expense was $2.8 million or 6.7% of internet net sales for the fourth quarter of 2009, down 0.5% as a percentage of internet sales from the prior year period due to more efficient marketing spend.  Marketing expense, excluding advertising expense, was $3.3 million or 7.1% of net sales for the fourth quarter of 2009 compared to 8.6% of net sales in the prior year period.  The decrease was primarily due to fixed cost leverage from higher sales.

•
General and administrative expense was $4.9 million or 10.8% of net sales for the fourth quarter of 2009 compared to 14.4% of net sales in the prior year period.  This decrease was primarily due to fixed cost leverage from higher sales.

•
Fulfillment expense was $3.1 million or 6.7% of net sales in the fourth quarter of 2009 compared to 6.9% in the prior year period.  The decrease is primarily due to fixed cost leverage from higher sales, partially offset by increased facility costs to support the opening and expansion of our East Coast distribution center in Q1 2009.

•
Technology expense was $1.1 million or 2.4% of net sales in the fourth quarter of 2009 compared to 3.3% of net sales in the prior year period.  The decrease reflects fixed cost leverage from increased sales, partially offset by expanded communication bandwidth to accommodate growth.

•	Capital expenditures for the fourth quarter of 2009 were $2.2 million which included $1.5 million of internally developed software and website development costs.

•
Cash, cash equivalents and investments were $41.6 million at January 2, 2010.  The Company includes $11.1 million of investments in United States treasury bills and other liquid assets in short-term assets and $4.3 million of investments in auction rate preferred securities in long-term assets, which are not included in cash. Cash, cash equivalents and investments decreased by $0.5 million over the previous quarter as $1.7 million in operating cash flow was offset by $2.2 million of capital expenditures.

Q4 2009 Operating Metrics

	Q4 2009	Q4 2008	Q3 2009
Conversion Rate	1.47%	1.15%	1.43%
Customer Acquisition Cost	$6.48	$6.41	$7.28
Marketing Spend (% Internet Sales)	6.7%	7.2%	7.5%
Unique Visitors (millions)	25.1	22.9	27.1
Orders (thousands)	368	264	386
Revenue Capture (% Sales) *	83.9%	80.9%	82.2%
Average Order Value	$115	$120	$118

* Revenue capture is the amount of actual dollars retained after taking into consideration returns, credit card declines and product fulfillment.

Non-GAAP Financial Measures

Regulation G, "Conditions for Use of Non-GAAP Financial Measures," and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide "Adjusted EBITDA,” which is a non-GAAP financial measure. Adjusted EBITDA consists of net income before (a) interest income (expense), net; (b) income tax provision (benefit); (c) amortization of intangibles and impairment loss; (d) depreciation and amortization; and (e) share-based compensation expense related to stock options.

The Company believes this non-GAAP financial measure provides important supplemental information to management and investors. This non-GAAP financial measure reflects an additional way of viewing aspects of the Company's operations that, when viewed with the GAAP results and the accompanying reconciliation to corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting the Company's business and results of operations.

Management uses Adjusted EBITDA as a measurement of the Company's operating performance because it assists in comparisons of the Company's operating performance on a consistent basis by removing the impact of items not directly resulting from core operations. Internally, this non-GAAP measure is also used by management for planning purposes, including the preparation of internal budgets; for allocating resources to enhance financial performance; for evaluating the effectiveness of operational strategies; and for evaluating the Company's capacity to fund capital expenditures and expand its business. The Company also believes that analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies in our industry.  Additionally, lenders or potential lenders use Adjusted EBITDA to evaluate the Company’s ability to repay loans.

This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company's consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company's non-GAAP measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

The table below reconciles net income (loss) to Adjusted EBITDA for the periods presented (in thousands):

	Thirteen Weeks Ended	Three Months Ended	Fifty-Two Weeks Ended	Twelve Months Ended
	January 2,	December 31,	January 2,	December 31,
	2010	2008	2010	2008
Net income (loss)	$586	$(3,477)	$1,317	$(16,906)
Interest income, net	(17)	(222)	(189)	(962)
Income tax provision (benefit)	687	(2,854)	3,123	(11,822)
Amortization of intangibles	81	398	661	4,958
Depreciation and amortization	1,455	1,001	4,910	3,674
EBITDA	2,792	(5,154)	9,822	(21,058)
Impairment loss on intangibles	-	4,923	-	23,368
Share-based compensation	569	834	3,270	2,901
Adjusted EBITDA	$3,361	$603	$13,092	$5,211

 Conference Call

As previously announced, the Company will conduct a conference call with analysts and investors to discuss the results today, Thursday, at 6:00 am Pacific Time (9:00 am Eastern Time).  The conference call will be conducted by Shane Evangelist, Chief Executive Officer and Ted Sanders, Chief Financial Officer.  Participants may access the call by dialing 877-941-4778 (domestic) or 480-629-9763 (international).  In addition, the call will be broadcast live over the Internet and accessible through the Investor Relations section of the Company’s website at www.usautoparts.net where the call will be archived for two weeks.  A telephone replay will be available through March 11, 2010. To access the replay, please dial (800) 406-7325 (domestic) or (303) 590-3030 (international), passcode 4243187.

To view the press release or the financial or other statistical information required by SEC Regulation G, please visit the Investor Relations section of the U.S. Auto Parts website at investor.usautoparts.net.

About U.S. Auto Parts Network, Inc.

Established in 1995, U.S. Auto Parts is a leading online provider of automotive aftermarket parts, including body parts, engine parts, performance parts and accessories. Through the Company's network of websites, U.S. Auto Parts provides individual consumers with a broad selection of competitively priced products that are mapped by a proprietary product database to product applications based on vehicle makes, models and years. U.S. Auto Parts' flagship websites are located at www.autopartswarehouse.com,  www.partstrain.com  and www.AutoMD.com and the Company's corporate website is located at www.usautoparts.net.

U.S. Auto Parts is headquartered in Carson, California.

Safe Harbor Statement
This press release contains statements which are based on management's current expectations, estimates and projections about the Company's business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as ''anticipates,'' “could,” ''expects,'' ''intends,'' ''plans,'' “potential,” ''believes,'' “predicts,” “projects,” ''seeks,'' "estimates," "may,'' ''will,''  ”would,” “will likely continue” and variations of these words or similar expressions are intended to identify forward-looking statements.  These statements include, but are not limited to, the Company's expectations regarding its future operating results and financial condition, impact of changes in our key operating metrics, our potential growth, our liquidity requirements, and the status of our auction rate preferred securities. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict.  Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, economic downturn that could adversely impact retail sales;  marketplace illiquidity; demand for the Company's products; increases in commodity and component pricing that would increase the Company’s per unit cost and reduce margins; the competitive and volatile environment in the Company's industry; the Company's ability to expand and price its product offerings, control costs and expenses, and provide superior customer service; the mix of products sold by the Company; the effect and timing of technological changes and the Company's ability to integrate such changes and maintain, update and expand its infrastructure and improve its unified product catalog;  the Company's ability to improve customer satisfaction and retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement the Company's business plans both domestically and internationally; the Company's cash needs; any changes in the search algorithms by leading Internet search companies; the Company’s need to assess impairment of intangible assets and goodwill; and the Company’s ability to comply with Section 404 of the Sarbanes-Oxley Act and maintain an adequate system of internal controls; any remediation costs or other factors discussed in the Company's filings with the Securities and Exchange Commission (the "SEC"), including the Risk Factors contained in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.usautoparts.net and the SEC's website at www.sec.gov.  You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement.  Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

U.S. AUTO PARTS NETWORK, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands except per share amounts)

	January 2, 2010	December 31, 2008

ASSETS
Current assets:
Cash and cash equivalents	$26,251	$32,473
Short-term investments	11,071	—
Accounts receivable, net	3,383	1,353
Inventory, net	18,610	10,910
Deferred income taxes	1,513	2,095
Other current assets	3,148	2,090

Total current assets	63,976	48,921

Property and equipment, net	12,405	8,203
Intangible assets, net	3,114	3,028
Goodwill	9,772	9,772
Deferred income taxes	10,985	14,061
Investments	4,264	6,351
Other non-current assets	98	94

Total assets	$104,614	$90,430

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,371	$5,702
Accrued expenses	8,038	5,663
Capital leases payable, current portion	-	47
Other current liabilities	2,518	1,496

Total current liabilities	21,927	12,908

Commitments and contingencies	—	—

Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized at January 2, 2010 and December 31, 2008; 29,851,873 and 29,846,757 shares issued and outstanding as of January 2, 2010 and December 31, 2008 respectively	30	30
Additional paid-in capital	150,084	146,408
Accumulated other comprehensive income (loss)	84	(88)
Accumulated deficit	(67,511)	(68,828)

Total stockholders’ equity	82,687	77,522

Total liabilities and stockholders’ equity	$104,614	$90,430

 U.S. AUTO PARTS NETWORK, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Thirteen Weeks Ended	Three Months Ended	Fifty-Two Weeks Ended	Twelve Months Ended
	January 2,	December 31,	January 2,	December 31,
	2010	2008	2010	2008

Net sales	$45,776	$33,756	$176,288	$153,424
Cost of sales	29,309	21,607	112,415	100,869

Gross profit	16,467	12,149	63,873	52,555
Operating expenses:
Marketing (1)	6,053	5,124	23,419	22,965
General and administrative (1)	4,933	4,852	19,640	18,234
Fulfillment (1)	3,051	2,329	11,437	9,116
Technology (1)	1,093	1,130	4,467	3,642
Amortization of intangibles and impairment loss	81	5,321	661	28,326

Total operating expenses	15,211	18,756	59,624	82,283
Income (loss) from operations	1,256	(6,607)	4,249	(29,728)
Other income:
Other income (loss)	-	54	2	38
Interest income, net	17	222	189	962

Other income, net	17	276	191	1,000
Income (loss) before income taxes	1,273	(6,331)	4,440	(28,728)
Income tax provision (benefit)	687	(2,854)	3,123	(11,822)

Net income (loss)	$586	$(3,477)	$1,317	$(16,906)

Basic net income (loss) per share	$0.02	$(0.12)	$0.04	$(0.57)
Diluted net income (loss) per share	$0.02	$(0.12)	$0.04	$(0.57)
Shares used in computation of basic net income (loss) per share	29,865,452	29,846,757	29,851,873	29,846,757
Shares used in computation of diluted net income (loss) per share	31,245,893	29,846,757	30,811,636	29,846,757

___________________________________
	Thirteen Weeks Ended	Three Months Ended	Fifty-Two Weeks Ended	Twelve Months Ended
	January 2,	December 31,	January 2,	December 31,
(1) Includes share-based compensation expense as follows:	2010	2008	2010	2008
Marketing	$114	$87	$436	$344
General and administrative	384	636	2,276	2,181
Fulfillment	60	50	213	149
Technology	11	61	345	227
Total share-based compensation expense	$569	$834	$3,270	$2,901

U.S. AUTO PARTS NETWORK, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Fifty-Two Weeks Ended	Twelve Months Ended
	January 2, 2010	December 31, 2008
Operating activities
Net income/(loss)	$1,317	$(16,906)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,910	3,674
Amortization of intangibles	661	4,958
Impairment loss on intangibles	-	23,368
Loss from disposition of assets	-	26
Share-based compensation expense	3,270	2,901
Deferred taxes	3,658	(11,703)
Changes in operating assets and liabilities:
Accounts receivable, net	(2,030)	1,553
Inventory, net	(7,700)	280
Prepaid expenses and other current assets	(1,055)	(300)
Other non current assets	(3)	15
Accounts payable and accrued expenses	8,011	(5,000)
Other current liabilities	1,023	130

Net cash provided by operating activities	12,062	2,996

Investing activities
Additions to property and equipment	(8,850)	(4,331)
Proceeds from the sale of marketable securities	2,150	21,650
Purchases of marketable securities	(11,114)	(5,500)
Cash paid for intangible assets	(739)	(641)

Net cash (used in) provided by investing activities	(18,553)	11,178

Financing activities
Payments made on notes payable	—	(1,000)
Payments on short-term financing	(47)	(75)
Proceeds from exercise of stock options	162	-

Net cash used in financing activities	115	(1,075)

Effect of changes in foreign currencies	155	(25)
		(25)
Net (decrease) increase in cash and cash equivalents	(6,222)	13,074
Cash and cash equivalents at beginning of period	32,473	19,399

Cash and cash equivalents at end of period	$26,251	$32,473

Investor Contacts:

Ted Sanders, Chief Financial Officer
U.S. Auto Parts Network, Inc.
tsanders@usautoparts.com
(424) 702-1455

Budd Zuckerman, President
Genesis Select Corporation
bzuckerman@genesisselect.com
(303) 415-0200